AT&T MASTER AGREEMENT MA Reference No. ____________

CUSTOMER (“Customer”)			AT&T (“AT&T”)
Convera Corp.			AT&T Corp.
CUSTOMER Address			AT&T Address
1921 Gallows Road			55 Corporate Drive, Bridgewater, NJ 08807
Vienna
VA	22182	USA
CUSTOMER Contact			AT&T Contact
Name: Joe Robertson			Master Agreement Support Team
Title: Director			Email: mast@att.com
Telephone: (760) 930-7675
Fax:
Email: jrobertson@convera.com

This Agreement consists of the attached General Terms and Conditions and all schedules, exhibits and service order attachments (“Attachments”) appended hereto or subsequently signed by the parties, and that reference this Agreement (collectively, this “Agreement”). In the event of conflict among terms, the order of priority shall be the Attachments, then the General Terms and Conditions and then any Service Guide that is incorporated by reference into an Attachment.

This Agreement shall become effective when signed by authorized representatives of both parties and shall continue in effect for as long as any Attachment remains in effect, unless earlier terminated in accordance with the provisions of this Agreement. The term of each Attachment is stated in the Attachment.

AGREED:	AGREED:

CUSTOMER: Convera Corp.	AT&T: AT&T Corp.

By: ____________________________________	By: ____________________________________
(Authorized Signature)	(Authorized Signature)

_______________________________________	_______________________________________
(Typed or Printed Name)	(Typed or Printed Name)

_______________________________________	_______________________________________
(Title)	(Title)

_______________________________________	_______________________________________
(Date)	(Date)

Page 1 of 6	AT&T and Customer Proprietary

AT&T MA Reference No. __________

The following terms and conditions shall apply to the provision and use of Services provided by AT&T pursuant to this Agreement.

Any AT&T Affiliate or Customer Affiliate may sign an Attachment in its own name and such Affiliate contract will be considered a separate, but associated, contract, incorporating these General Terms and Conditions (with the Affiliate being substituted for AT&T and Customer, as applicable); provided, however, that AT&T and Customer shall be responsible for their respective Affiliates’ performance pursuant to such Affiliate contract.

1.0    DEFINITIONS

1.1      “Affiliate” of a party means any entity that controls, is controlled by or is under common control with such party.

1.2      “AT&T”, for purposes of all remedies and limitations of liability set forth in this Agreement or any Attachment means AT&T, its Affiliates, and its and their employees, directors, officers, agents, representatives, subcontractors, interconnection service providers and suppliers.

1.3      “AT&T Software” means all Software other than Third-Party Software.

1.4      “Content” means information (excluding AT&T information) made available, displayed or transmitted (including, without limitation, information made available by means of an HTML “hot link”, a third party posting or similar means) in connection with a Service, including all trademarks, service marks and domain names contained therein, Customer and User data, and the contents of any bulletin boards or chat forums, and, all updates, upgrades, modifications and other versions of any of the foregoing.

1.5      “Customer”, for purposes of all remedies and limitations of liability set forth in this Agreement or any Attachment means Customer, its Affiliates, and its and their employees, directors, officers, agents, and representatives.

1.6      “Damages” means collectively all injury, damage, liability, loss, penalty, interest and expense incurred.

1.7      “INFORMATION” means proprietary information of either party that is disclosed to the other party in the course of performing this Agreement, provided such information (except for Content) is in written or other tangible form that is clearly marked as “proprietary” or “confidential”,

1.8      “Marks” means each party’s trade names, logos, trademarks, service marks or other indicia of origin.

1.9      “Service” means the service and/or equipment provided under the applicable Attachment.

1.10    “Service Guide” means the applicable portion of a Service Guide that is expressly identified and incorporated in an Attachment.

1.11    “Software” means all software and associated written and electronic documentation and data furnished pursuant to the Attachments.

1.12    “Third-Party Software” means Software that bears a copyright notice of an unrelated third party.

1.13    “User” means anyone who uses or accesses any Service purchased by Customer under this Agreement, including Customer Affiliates, but excluding unauthorized parties that use or access a Service without Customer’s knowledge and after Customer has taken commercially reasonable steps to prevent such unauthorized access.

2.0    CHARGES AND BILLING

2.1    Customer shall pay AT&T for Customer’s and Users’ use of the Services at the rates and charges specified in the Attachments, without deduction, setoff or delay for any reason. Charges set forth in the Attachments are exclusive of any applicable taxes. At Customer’s request and with AT&T’s consent (which may be withheld if AT&T determines there would be operational impediments or an inability to claim tax credits), Customer’s Affiliates will be invoiced separately and AT&T will accept payment from such Affiliates; provided, however, Customer is responsible if its Affiliate does not pay charges in accordance with this Agreement. AT&T may require Customer to tender a deposit, as determined by AT&T in its reasonable discretion. AT&T will rely upon commercially reasonable factors to determine the need for and amount of any deposit. Such factors may include, but are not limited to, payment history, number of years in business, history of service with AT&T, bankruptcy history, current account treatment status, financial statement analysis, commercial credit bureau rating, commitment levels and anticipated monthly charges.

2.2    Customer shall pay all taxes (excluding those on AT&T’s net income), duties, levies, shipping charges and other similar charges (and any related interest and penalties) relating to the sale, transfer of ownership, installation, license, use or provision of the Services, except to the extent a valid tax exemption certificate is provided by Customer to AT&T prior to the delivery of Services. To the extent Customer is required to withhold or deduct non-U.S. income taxes from payments due to AT&T, Customer shall use reasonable commercial efforts to reduce such tax to the maximum extent possible giving effect to the applicable Tax Convention and shall furnish AT&T with such evidence as may be required by U.S. taxing authorities to establish that such tax has been paid so that AT&T may claim any applicable credit.

2.3    Payment is due within thirty (30) days after the date of the invoice and must refer to the invoice number. Charges will be quoted and invoices shall be paid in U.S. dollars, except where a particular Attachment provides for local currency quoting, invoicing and payment. Restrictive endorsements or other statements on checks accepted by AT&T will not apply. Customer shall reimburse AT&T for all costs (including reasonable attorney fees) associated with collecting delinquent or dishonored payments. Where payments are overdue, AT&T may assess interest charges at the lower of 1.5% per month (18% per annum) or the maximum rate allowed by law.

2.4    Customer shall not be responsible for payment of charges invoiced more than six (6) months after close of the billing month in which the charges were incurred, except for 0+ calls of any type. Customer must provide written notice to AT&T specifically identifying all disputed charges and the reason for nonpayment, within six (6) months after the date of the affected invoice, or else Customer waives the dispute. Payment of such disputed charges will not be considered overdue pending investigation by AT&T, provided that nothing herein shall absolve Customer from promptly paying all undisputed charges and submitting reasonable security for payment of

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any withheld amounts upon demand by AT&T. Payment of any disputed charges that are determined by AT&T to be correct as a result of such investigation must be paid within fifteen (15) days of AT&T’s notice to Customer. If Customer fails to pay within that timeframe or if AT&T, in its reasonable judgment, determines that Customer’s dispute was without reasonable basis and in bad faith, then AT&T may assess interest charges calculated from the date that payment was originally due, at the lower of 1.5% per month (18% per annum) or the maximum rate allowed by law, plus reasonable attorneys’ fees.

3.0    RESPONSIBILITIES OF THE PARTIES

3.1    AT&T agrees to provide Services to Customer in accordance with this Agreement, subject to the geographic and technical scope of the Services and availability of necessary facilities.

3.2    Each party shall comply with all applicable laws and regulations.

3.3    AT&T grants to Customer the right to permit Users to access and use the Services, provided that Customer shall remain solely responsible for such access and use.

4.0    USE OF INFORMATION

4.1    This Agreement shall be deemed to be AT&T and Customer’s INFORMATION. Customer’s Content shall be deemed to be Customer’s INFORMATION.

4.2    Each party’s INFORMATION shall, for a period of three (3) years following its disclosure (except in the case of Software, for an indefinite period): (i) be held in confidence; (ii) be used and transmitted between countries only for purposes of performing this Agreement (including in the case of AT&T, the ability to monitor and record Customer’s transmissions in order to detect fraud, check quality, and to operate, maintain and repair the Services) and using the Services; and (iii) not be disclosed except to the receiving party’s employees, agents and contractors having a need-to-know (provided that such agents and contractors are not direct competitors of the other party and agree in writing to use and disclosure restrictions as restrictive as this Article 4), or to the extent required by law (provided that prompt advance notice is provided to the disclosing party to the extent practicable).

4.3    The restrictions in this Article shall not apply to any information that: (i) is independently developed by the receiving party; or (ii) is lawfully received by the receiving party free of any obligation to keep it confidential; or (iii) becomes generally available to the public other than by breach of this Agreement.

4.4    Both parties agree to comply with privacy laws applicable to their respective businesses. Customer shall obtain any User consents legally required relating to handling of User’s Content. If Customer believes that, in the course of providing Services under this Agreement, AT&T will have access to data Customer does not want AT&T personnel to comprehend, Customer should encrypt such data so that it will be unintelligible.

5.0    PUBLICITY AND MARKS

5.1    Neither party may issue any public statements or announcements relating to this Agreement without the prior written consent of the other party.

5.2    Each party agrees not to display or use, in advertising or otherwise, any of the other party’s Marks without the other party’s prior written consent, provided that such consent may be revoked at any time.

6.0    SOFTWARE

6.1    AT&T grants Customer a personal, non-transferable and non-exclusive license (without the right to sublicense) to use Software, in object code form, solely in connection with the Services and solely in accordance with applicable written and electronic documentation. Customer will refrain from taking any steps to reverse assemble, reverse compile or otherwise derive a source code version of the Software. The Software shall at all times remain the sole and exclusive property of AT&T or its suppliers.

6.2    Customer shall not copy or download AT&T Software, except that Customer shall be permitted to make two (2) copies of AT&T Software, one for archive and the other for disaster recovery purposes. Any copy must contain the same copyright notices and proprietary markings as the original Software.

6.3    Customer shall assure that Customer’s Users comply with the terms and conditions of this Article 6.

6.4    The term of the license granted hereunder shall be coterminous with the Attachment which covers the Software and/or related Services.

6.5    Customer agrees to comply with the terms and conditions that are provided with any Third-Party Software and, in the event of a conflict, such Third-Party terms and conditions will take precedence over this Article 6 as to such Third Party Software. AT&T will pass through to Customer any warranties available from its Third Party Software suppliers, to the extent that AT&T is permitted to do so under its contracts with those suppliers.

6.6    AT&T warrants that all AT&T Software will perform substantially in accordance with its applicable published specifications for the term of the Attachment that covers the Software. If Customer returns to AT&T, within such period, any AT&T Software that does not comply with this warranty, then AT&T, at its option, will either repair or replace the portion of the AT&T Software that does not comply or refund any amount Customer prepaid for the time periods following return of such failed or defective AT&T Software to AT&T. This warranty will apply only if the AT&T Software is used in accordance with the terms of this Agreement and is not altered, modified or tampered with by Customer or Users.

7.0    ADJUSTMENTS TO MINIMUM ANNUAL REVENUE COMMITMENTS

In the event of a business downturn beyond Customer’s control, or a corporate divestiture, merger, acquisition or significant restructuring or reorganization of Customer’s business, or network optimization using other AT&T Services, or reduction of AT&T’s rates and charges, or force majeure events, any of which significantly impairs Customer’s ability to meet Customer’s minimum annual revenue commitments, if any, under an Attachment, AT&T will offer to adjust the affected minimum annual revenue commitments so as to reflect Customer’s reduced traffic volumes, after taking into account the effect of such a reduction on AT&T’s costs and the AT&T prices that would otherwise be available at the revised minimum

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annual revenue commitment levels. If the parties reach mutual agreement on revised minimum annual revenue commitments, AT&T will amend or replace the affected Attachment, as applicable. Notwithstanding the foregoing, this provision shall not apply to a change resulting from a decision by Customer to transfer portions of Customer’s traffic or projected growth to service providers other than AT&T. Customer must give AT&T written notice of the conditions Customer believes will require the application of this provision. This provision does not constitute a waiver of any charges, including, but not limited to, monthly recurring charges and shortfall charges, incurred by Customer prior to amendment or replacement of the affected Attachment.

8.0    FORCE MAJEURE

Neither AT&T nor Customer shall be liable for any delay, failure in performance, loss or damage due to: fire, explosion, power blackout, earthquake, flood, the elements, strike, embargo, labor disputes, acts of civil or military authority, war, acts of God, acts or omissions of carriers or suppliers, acts of regulatory or governmental agencies, or other causes beyond such party’s reasonable control, whether or not similar to the foregoing.

9.0    LIMITATIONS OF LIABILITY

9.1    EITHER PARTY’S ENTIRE LIABILITY AND THE OTHER PARTY’S EXCLUSIVE REMEDIES, FOR ANY DAMAGES CAUSED BY ANY SERVICE DEFECT OR FAILURE, OR FOR OTHER CLAIMS ARISING IN CONNECTION WITH ANY SERVICE OR OBLIGATIONS UNDER THIS AGREEMENT SHALL BE:

(i)      FOR BODILY INJURY OR DEATH TO ANY PERSON, OR REAL OR TANGIBLE PROPERTY DAMAGE, NEGLIGENTLY CAUSED BY A PARTY, OR DAMAGES ARISING FROM THE WILLFUL MISCONDUCT OF A PARTY OR ANY BREACH OF ARTICLES 4 OR 5, THE OTHER PARTY’S RIGHT TO PROVEN DIRECT DAMAGES;

(ii)     FOR DEFECTS OR FAILURES OF SOFTWARE, THE REMEDIES SET FORTH IN ARTICLE 6;

(iii)    FOR INTELLECTUAL PROPERTY INFRINGEMENT, THE REMEDIES SET FORTH IN ARTICLE 11;

(iv)    FOR DAMAGES OTHER THAN THOSE SET FORTH ABOVE AND NOT EXCLUDED UNDER THIS AGREEMENT, EACH PARTY’S LIABILITY SHALL BE LIMITED TO PROVEN DIRECT DAMAGES NOT TO EXCEED PER CLAIM (OR IN THE AGGREGATE DURING ANY TWELVE (12) MONTH PERIOD) AN AMOUNT EQUAL TO THE TOTAL NET CHARGES INCURRED BY CUSTOMER FOR THE AFFECTED SERVICE IN THE RELEVANT COUNTRY DURING THE THREE (3) MONTHS PRECEDING THE MONTH IN WHICH THE DAMAGE OCCURRED. THIS SHALL NOT LIMIT CUSTOMER’S RESPONSIBILITY FOR THE PAYMENT OF ALL PROPERLY DUE CHARGES UNDER THIS AGREEMENT.

(v)     THE LIMITATIONS IN THIS SECTION 9.1 ARE NOT INTENDED TO PRECLUDE A PARTY FROM SEEKING INJUNCTIVE RELIEF FROM A COURT OF COMPETENT JURISDICTION IN THE EVENT OF A VIOLATION BY THE OTHER PARTY OF ARTICLE 4 OR ARTICLE 5 OR CUSTOMER’S VIOLATION OF ARTICLE 6.

9.2    EXCEPT FOR THE PARTIES’ ARTICLE 11 OBLIGATIONS, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, PUNITIVE, RELIANCE OR SPECIAL DAMAGES, INCLUDING WITHOUT LIMITATION, DAMAGES FOR LOST PROFITS, ADVANTAGE, SAVINGS OR REVENUES OF ANY KIND OR INCREASED COST OF OPERATIONS.

9.3    AT&T SHALL NOT BE LIABLE FOR ANY DAMAGES ARISING OUT OF OR RELATING TO: INTEROPERABILITY, ACCESS OR INTERCONNECTION OF THE SERVICES WITH APPLICATIONS, EQUIPMENT, SERVICES, CONTENT OR NETWORKS PROVIDED BY CUSTOMER OR THIRD PARTIES; SERVICE LEVELS, DELAYS OR INTERRUPTIONS (EXCEPT WHERE A CREDIT IS EXPLICITLY SET FORTH IN AN ATTACHMENT OR SERVICE GUIDE) OR LOST OR ALTERED MESSAGES OR TRANSMISSIONS; OR, UNAUTHORIZED ACCESS TO OR THEFT, ALTERATION, LOSS OR DESTRUCTION OF CUSTOMER’S, USERS’ OR THIRD PARTIES’ APPLICATIONS, CONTENT, DATA, PROGRAMS, INFORMATION, NETWORK OR SYSTEMS.

9.4    EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, AT&T MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, AND SPECIFICALLY DISCLAIMS ANY REPRESENTATION OR WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE OR NON-INFRINGEMENT OR ANY REPRESENTATION OR WARRANTY ARISING BY USAGE OF TRADE, COURSE OF DEALING OR COURSE OF PERFORMANCE.

9.5    THE LIMITATIONS OF LIABILITY SET FORTH IN THIS AGREEMENT SHALL APPLY: (i) REGARDLESS OF THE FORM OF ACTION, WHETHER IN CONTRACT, TORT, STRICT LIABILITY OR OTHERWISE; AND (ii) WHETHER OR NOT DAMAGES WERE FORESEEABLE. THESE LIMITATIONS OF LIABILITY SHALL SURVIVE FAILURE OF ANY EXCLUSIVE REMEDIES PROVIDED IN THIS AGREEMENT.

10.0    TERMINATION

10.1    If a party fails to perform or observe any material term or condition of this Agreement and the failure continues unremedied for thirty (30) days after receipt of written notice, the other party may terminate or suspend for cause any Service components affected by the breach.

10.2    An Attachment may be terminated immediately upon written notice by either party if the other party has violated the other party’s Marks or materially breached any provision of Article 4, or by AT&T due to a material breach by Customer of any provision of Article 6. 10.3 AT&T may amend an applicable Tariff or Service Guide from time to time consistent with this Agreement, provided, however, that if AT&T revises an applicable Tariff or Service Guide in a manner that is material and adverse to Customer and AT&T does not effect revisions that remedy such adverse and material effect within thirty (30) days after receipt of written notice from Customer, then Customer may, as its sole remedy, elect to terminate the affected Service components on thirty (30) days’ written notice, given not later than ninety (90) days after Customer first learns of the event(s) giving rise to the termination

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right. However, a revision to a Tariff or Service Guide shall not be considered material and adverse to Customer if (i) it affects only Services or Service components not in substantial use by Customer at the time of the revision or (ii) it changes Rates and Charges that are not fixed (stabilized) in an Attachment.

10.4    Termination Charges, if any, shall be as specified in an Attachment, in the event that AT&T terminates under Section 10.1 or 10.2, or Customer terminates for convenience.

10.5    Termination by either party of an Attachment does not waive any other rights or remedies it may have under this Agreement. Termination or suspension of an Attachment shall not affect the rights and obligations of the parties under any other Attachment.

11.0 FURTHER RESPONSIBILITIES

11.1    AT&T agrees to defend or settle any claim against Customer and to pay all Damages that a court may award against Customer, in any suit that alleges a Service infringes any patent, trademark, copyright or trade secret, except where the claim or suit arises out of or results from: Customer’s or User’s Content; modifications to the Service or combinations of the Service with non-AT&T services or products, by Customer or others; AT&T’s adherence to Customer’s written requirements; or, use of the Service in violation of this Agreement. Customer agrees to defend or settle any claim against AT&T and to pay all Damages that a court may award against AT&T in any suit that alleges a Service infringes any patent, trademark, copyright or trade secret, due to any of the exceptions in the preceding sentence.

11.2    Whenever AT&T is responsible under Section 11.1, AT&T may at its option either procure the right for Customer to continue using, or may replace or modify the alleged infringing Service so that the Service becomes noninfringing, but if those alternatives are not reasonably achievable, AT&T may terminate the affected Service without liability other than as stated in Section 11.1.

11.3    AT&T’s obligations and indemnities under this Agreement run exclusively to Customer and are not intended to extend to third parties that may use or be affected by Customer’s use of the services. Where Customer authorizes or permits third parties to utilize the Services, it is Customer’s responsibility to limit its liability to such parties, and, therefore, except to the extent AT&T is obligated to indemnify Customer under this Article 11, Customer agrees to defend or settle any claim against AT&T by such parties and to pay all Damages that a court may award against AT&T in any suit brought by such parties.

11.4    The indemnified party under this Article 11: (i) must notify the other party in writing promptly upon learning of any claim or suit for which indemnification may be sought, provided that failure to do so shall have no effect except to the extent the other party is prejudiced thereby; (ii) shall have the right to participate in such defense or settlement with its own counsel and at its sole expense, but the other party shall have control of the defense or settlement; and (iii) shall reasonably cooperate with the defense.

12.0    EXPORT CONTROL

12.1    The parties acknowledge that equipment, products, Software, and technical information (including, but not limited to, technical assistance and training) provided under this Agreement may be subject to export laws and regulations, and any use or transfer of the equipment, products, Software, and technical information must be in compliance with all applicable regulations. The parties will not use, distribute, transfer, or transmit the equipment, products, Software, or technical information (even if incorporated into other products) except in compliance with all applicable export regulations. If requested by either party, the other party agrees to sign written assurances and other export-related documents as may be required to comply with all applicable export regulations.

12.2    In the event any necessary export license cannot be obtained within six (6) months after application therefor, neither party shall have further obligations with respect to providing or purchasing and, if applicable, Customer shall return to AT&T, the equipment, products, Software, or technical information that is the subject matter of the unsuccessful export application.

13.0    GENERAL PROVISIONS

13.1    Any supplement to or modification or waiver of any provision of this Agreement must be in writing and signed by authorized representatives of both parties. A waiver by either party of any breach of this Agreement shall not operate as a waiver of any other breach of this Agreement.

13.2    This Agreement may not be assigned by either party without the prior written consent of the other, except that either party may, without the other party’s consent, assign this Agreement or such portions of any Attachment that relate to Services provided in a particular country, to a present or future Affiliate or successor, provided that any such assignment shall be contingent upon the assignor remaining responsible for the performance of its assignee and AT&T determining Customer’s assignee(s) to be creditworthy and in compliance with any eligibility criteria for the Services. AT&T may subcontract work to be performed under this Agreement, but shall retain responsibility for all such work.

13.3    If any portion of this Agreement is found to be invalid or unenforceable or if, notwithstanding Section 13.6, local law mandates a different interpretation or result, the remaining provisions shall remain in effect and the parties shall negotiate in good faith to substitute for such invalid, illegal, or unenforceable provision a mutually acceptable provision consistent with the original intention of the parties.

13.4    Any legal action arising in connection with this Agreement must begin within two (2) years after the cause of action arises.

13.5    All required notices under this Agreement shall be in writing and either mailed by certified or registered mail, postage prepaid return receipt requested, sent by express courier or hand delivered and addressed to each party at the address set forth on the cover page of this Agreement or, if the notice relates to a specific Attachment, the address set forth in such Attachment, or such other address that a party indicates in writing.

13.6    The construction, interpretation and performance of this Agreement shall be governed by the substantive law

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of the State of New York, excluding its choice of law rules, and applicable laws and regulations of the United States of America. The United Nations Convention on Contracts for International Sale of Goods shall not apply. The parties consent to the exclusive jurisdiction of the courts located in New York City, USA.

13.7    This Agreement does not provide any third party (including Users) with any remedy, claim, liability, reimbursement, cause of action or other right or privilege.

13.8    The respective obligations of Customer and AT&T, which by their nature would continue beyond the termination or expiration of any Attachment or this Agreement, including, without limitation, the obligations regarding Use of Information, Publicity and Marks, Further Responsibilities and Limitations of Liability, shall survive termination or expiration.

13.9    The authentic language of this Agreement is English. In the event of a conflict between this Agreement and any translation, the English version will take precedence.

13.10    THIS AGREEMENT CONSTITUTES THE ENTIRE AGREEMENT BETWEEN THE PARTIES WITH RESPECT TO THE SERVICES. THIS AGREEMENT SUPERSEDES ALL PRIOR AGREEMENTS, PROPOSALS, REPRESENTATIONS, STATEMENTS OR UNDERSTANDINGS, WHETHER WRITTEN OR ORAL CONCERNING THE SERVICES, OR THE RIGHTS AND OBLIGATIONS RELATING TO THE SERVICES. THIS AGREEMENT SHALL NOT BE MODIFIED, OR SUPPLEMENTED BY ANY WRITTEN OR ORAL STATEMENTS, PROPOSALS, REPRESENTATIONS, ADVERTISEMENTS, SERVICE DESCRIPTIONS OR CUSTOMER’S PURCHASE ORDER FORMS NOT EXPRESSLY SET FORTH IN THIS AGREEMENT OR AN ATTACHMENT.

Page 6 of 6	AT&T and Customer Proprietary

AT&T MA Ref No._____________
AT&T SA Ref No._____________
AT&T ENTERPRISE HOSTING SCHEDULE 6 - PRICING SCHEDULE

Customer	Convera Corp.

Facility	San Diego II (Koll) - SAN2
Order Type	Client Managed
Approved Date	08/09/2004
Ref Id	20040707JL15570 ( U0084982.pdf )
Contract Term	24 Months
Date Created	08/10/2004

Schedule 6 - Pricing Schedule specifies the pricing for the AT&T Enterprise Hosting Service You have ordered. This includes all components of Your Service, space, one-time service set-up and installation fees, and any other recurring service fees. These Services will be provided under the terms of the Service Order Attachment and any relevant Addendums.

Additional Charges: Additional charges may apply for services and support rendered in excess of what is contained in Schedule 6 - Pricing Schedule. You and AT&T will mutually agree upon these charges before any such services or support is rendered. Please refer to the Service Guide and Statement of Work for specific details.

You are responsible for any applicable sales tax, and for a 1% shipping and handling fees associated with Your Purchased Equipment. AT&T is not responsible for any delays associated with Purchased Equipment. Service fees are quoted for each of the following components:

Installation and Setup Fees: These include Installation and set-up of one or more server system(s), server component(s), Software and/or any rack or other space configurations.

Bandwidth: This includes additional committed bandwidth per server or server cluster, including the option to burst to the full bandwidth available to You based on Your configuration.

Rental: This includes any rental of equipment, server components and/or software provided by AT&T

Monitoring and Management: This includes bandwidth, network access (ping) and web service (port 80).

Rack Space: This includes any standard and non-standard space which is configured for Your Service within the Internet Data Center.

SIGNATURE BELOW BY AUTHORIZED REPRESENTATIVE IS YOUR CONSENT TO THE TERMS AND CONDITIONS OF THIS AGREEMENT.

Customer	Convera Corp.	AT&T
Signature		Signature
Print Name		Print Name
Title		Title
Date		Date
Page 1of 3

AT&T MA Ref No._____________
AT&T SA Ref No._____________
AT&T ENTERPRISE HOSTING SCHEDULE 6 - PRICING SCHEDULE

Description NRC	Description MRC	Unit Price NRC	Unit Price MRC	Qty	Total NRC	Total MRC

SECTION 1. FACILITIES
Rack Space
	(Part# 155) 4 Post Rack
(Part# 174) Install 4 Post Rack(s)	(s) caged	$310.00	$690.00	5	$1,550.00	$3,450.00
	Prices include special discounts.

	In month 5, Additional
	31-rack cage extension
	will be added to
	the original 5-rack
	cage. The additional 31-
	rack cage will be billed
	at NRC $310 and MRC $690
(Part# 350) Install Custom Cage	per rack. Total cost of	$.00	$.00		$.00	$.00
	additional 31-rack cage
	will be NRC $9610 and
	MRC $21390. This amount
	to be billed beginning
	in Month 5 of this
	Attachment.
	Prices include special discounts.

Additional Power

(Part# 269) Install (active) 110V	(Part# 205) 110V 20Amp
20Amp circuit(s)	circuit(s)	$155.00	$240.00	12	$1,860.00	$2,880.00
	Prices include special discounts.

	In month 5, an
	additional 78 active
	110V 20Amp circuit(s)
	will be provisioned in
	the additional 31-rack
	cage. Price per circuit
	is NRC $155 and MRC
(Part# 269) Install (active) 110V	$240. Total price for
20Amp circuit(s)	the additional 78 active	$.00	$.00		$.00	$.00
	110V/20 circuits is NRC
	$12090 and MRC $18720.
	This amount
	to be billed beginning
	in Month 5 of this
	Attachment.
	Prices include special discounts.

(Part# 269) Install (active/passive)	(Part# 206) 220V 30Amp
220V 30Amp single phase	single phase circuit(s)	$620.00	$720.00	1	$620.00	$720.00
circuit(s)	Prices include special discounts.

	In month 5, an
	additional 5 redundant
	220V 30Amp circuit pairs
	will be provisioned in
	the additional 31-rack
	cage. Price per circuit
	pair is NRC $620 and MRC
(Part# 269) Install (active/passive)	$720. Total price for	$.00	$.00		$.00	$.00
220V 30Amp single phase	the additional 5
circuit(s)	redundant 220V/20A
	circuit pairs is NRC
	$3100 and MRC $3600.
	This amount
	to be billed beginning
	in Month 5 of this
	Attachment.

SECTION 2. CONNECTIVITY
Front-End Connectivity

AT&T MA Ref No._____________
AT&T SA Ref No._____________
AT&T ENTERPRISE HOSTING SCHEDULE 6 - PRICING SCHEDULE

	(Part# 053)Two-(2)Mbps
	customer committed
	rate (CIR) burstable on
N/A	a Fast Ethernet at an	$.00	$100.00	2	$.00	$200.00
	additional $150 per 1Mbps
	Price includes special discount.

	In month 5, CIR will be
	increased to 150 Mbps
	CIR. The bandwidth will
	be priced at a MRC of
	$100 per Mbps with
	burstable rate of $130
N/A	per Mbps. Total cost of	$$.00	$.00		$.00	$.00
	150 Mbps CIR will be NRC
	$0 and MRC $15000. This
	amount to be billed
	beginning in Month 5 of
	this Attachment.
	Price includes special discount.

	In month 5, 2 Gigabit
	Ethernet WAN handoffs
	will be added to the
(Part# 414) Additional WAN	Customer deployement to
Connectivity Gigabit Ethernet	support the increase in	$$.00	$.00		$.00	$.00
handoff	CIR. The cost per
	handoff is NRC $0 and
	MRC $0.
	Price includes special discount.

SECTION 11. REMOTE HANDS SERVICE
Remote Hands Service

	(Part# 967) Remote Hands
	Service On
	Demand @ $220 per hour
N/A	(no charge for	$$.00	$.00		$.00	$.00
	AT&T Managed and AT&T
	Enhanced Managed
	Customers)

Grand Total					$4,030.00	$7,250.00

Special Comments Section: ADDITIONAL COMMENTS....(Comments):

Discounting provided herein is dependent upon Customer purchasing no less than an additional cage extension of 31-racks, an additional 78 active 110V/20A circuits, an additional 5 redundant 220V/30A circuit pairs, and an increase in bandwidth CIR to 150 Mbps no later than month five (5) of this Attachment. All changes to the environment and billing will be triggered with a change order.

AT&T MA Reference No. __________

AT&T Enterprise Hosting Service Service Order Attachment

CUSTOMER Legal Name (“Customer”)	AT&T Corp. (or enter AT&T signing entity) (“AT&T”)	AT&T Sales Contact Name ☐ Primary Contact
Convera Corp.	AT&T Corp.	Name: Arthur M. Chaite
CUSTOMER Address	AT&T Corp. Address and Contact	AT&T Sales Contact Information
1921 Gallows Road Vienna VA USA 22182	55 Corporate Drive
Bridgewater , New Jersey 08807
Attn: Master Agreement Support Team

Email:   mast@att.com
url:        http://ma.kweb.att.com/
Fax:       908-658-2562

Notice of termination by Customer must also be
sent to:

9805 Scranton Rd., Suite 150
San Diego , CA 92121
	Attn: AT&T ENS Customer Quality Care	Address: 3033 Chain Bridge Road Oakton VA USA 22185 Fax: 703-691-5101 Email: chaiteiii@att.com Sales/Branch Manager: Stapleton Sales Strata (if applicable): Select Sales Region: Argy
CUSTOMER Contact	AT&T Address and Contact (if signing entity other than AT&T Corp.)	AT&T Authorized Agent Information (if applicable) ☐ Primary Contact
Name: Joe Robertson Title: Director Telephone: (760) 930-7675 Fax: Email: jrobertson@convera.com Billing Address: Street Address City State/Province Country Domestic/International Zip Code		Name: First Last Company Name: Agency Company Agent Address: Street Address City State/Province Country Domestic/International Zip Code Telephone: Fax: Email: Agent Code: Agent Authorization Code

This Service Order Attachment and the Schedules checked in the boxes below, are part of the Agreement between Customer and AT&T referenced above. In the event of conflict among the documents, the order of descending priority shall be this Service Order Attachment, the Agreement’s general terms and conditions, and the Service Guide.

The following Schedules are attached and made part of this Agreement. Please check all that apply:

☒ AT&T Client Managed Services ☐ Schedule 5 International Service Terms ☒ Schedule 6 Pricing Schedule ☐ Schedule 7 Service Description Insert	☐ AT&T Managed Services ☐ Schedule 1 Professional Services ☐Schedule 3 Third Party Software ☐ Schedule 5 International Service Terms ☐ Schedule 6 Pricing Schedule ☐ Schedule 7 Service Description	☐ AT&T Enhanced Managed
Services
☐ Schedule 1 Professional
Services
☐ Schedule 2 Enhanced Managed
Services
☐ Schedule 3 Third Party Software
☐ Schedule 5 International Service
Terms
☐ Schedule 6 Pricing Schedule
☐ Schedule 7 Service Description
Insert

☐ If this box is checked, Service will not be delivered until Customer’s AT&T backend circuits are provisioned. Customer will not have access to Customer Space (Client Managed Services) or Customer servers (AT&T Managed and Enhanced Managed Services) until such time. If AT&T grants Customer access prior to completing provisioning of the Service, such access date will become the Service Activation Date for Service.

Initial Service Period: Twenty-four (24) months	Insert Initial Service Period: Please Specify	Initial Service Period: Please Specify

AGREED: CUSTOMER: Convera Corp.	AGREED: AT&T CORP.

By:_______________________________	By:_______________________________
(Authorized Signature)	(Authorized Signature)
_________________________________	_________________________________
(Typed or Printed Name)	(Typed or Printed Name)
_________________________________	_________________________________
(Title)	(Title)
_________________________________	_________________________________
(Date)	(Date)
AT&T and Customer Proprietary AT&T Enterprise Hosting Service Page 1 of 3

AT&T MA Reference No. __________

1.             THE SERVICE

AT&T will provide the Services designated on the Cover Page to Customer as ordered under this Attachment. The service descriptions and other provisions relating to the Services will be as set forth in this Attachment, the Agreement’s general terms and conditions, and the appropriate sections of the Service Guide. Pricing is set forth in the Pricing Schedule.

2.             DEFINITIONS

Capitalized terms used but not defined in this Attachment are defined elsewhere in the Agreement.

A.  “Effective Date” is the date on which the last party signs this Attachment.

B.  “Equipment” means AT&T provided equipment, Customer provided equipment and Purchased Equipment.

C.  “Initial Service Period” is the Period of Service stated on the first page of this Attachment. The Initial Service Period begins on the Service Activation Date of each Service Component or the date specified by AT&T for phased installations.

D.  “Purchased Equipment” means equipment sold under this Attachment by AT&T or its suppliers to Customer.

E.  “Service Activation Date” for each Service is either the Implementation Date (AT&T Managed Services), the Site Readiness Date (Client Managed Services), or the Production Ready Date (Enhanced Managed Services).

F.  “Service Guide” consists of the standard AT&T service descriptions and other provisions, as revised by AT&T from time to time, relating to Service offered under this Attachment. The Service Guide is located at http://www.att.com/abs/serviceguide or at such other address as AT&T may specify by posting or email notice.

G.  “Service Period” is the Initial Service Period plus all Renewal Service Periods for each Service Component.

3.             PRICING, BILLING AND ORDERING

A.  Any discounts and stabilized prices applicable to the Service during the Service Period are shown in the Pricing Schedules.

B.  Unless otherwise specified on the Pricing Schedule, billing for any Service Customer orders under this Attachment begins on the Service Activation Date of the Service.

C. During the Service Period, AT&T may, upon prior written notice to Customer, increase the price of any electricity or power related element of Service. Each such price increase will be directly attributable to AT&T’s electricity or power cost increases and will not exceed 5% of the monthly recurring charge for the then current Services under this Attachment.

4.             TERM AND TERMINATION

A.  The term of this Attachment (“Attachment Term”) shall begin on the Effective Date and continue through the end of the applicable Service Period for the last remaining Service Component. The Initial Service Period shall be extended for additional consecutive 1-year Renewal Service Periods, unless either party notifies the other of its desire to not renew, as follows: (i) in the case of Client Managed Services or AT&T Managed Services, the party that does not wish to renew must provide notice to the other party no later than thirty (30) days before the last day of the applicable Initial or Renewal Service Period; and (ii) in the case of Enhanced Managed Services, the party that does not wish to renew must provide notice to the other party no later than one hundred twenty (120) days before the last day of the applicable Initial or Renewal Service Period.

B.  If Customer fails to rectify a violation of the AT&T Acceptable Use Policy (“AUP”) within ten (10) days after receiving notice thereof from AT&T, then AT&T may terminate this Attachment or suspend Service, except that Service may be suspended without notice (i) in response to a court order or government demand, or (ii) if AT&T determines, in its reasonable discretion, that the violation is likely to cause AT&T to be in violation of law or expose AT&T to irreparable harm or cause harm to the integrity or normal operation of AT&T’s network or AT&T’s ability to provide services to customers.

C.  AT&T may discontinue providing the Service to the public (including Customer), upon twelve (12) months written notice, or a Service Component, upon one hundred twenty (120) days written notice.

D.  In the event of a termination of the Service, in whole or in part, during the Attachment Term, either by Customer for its convenience or by AT&T as permitted for cause under the Agreement, then Customer must provide AT&T at least sixty (60) days’ prior written notice (if Customer is the terminating party), and, pay: (i) all charges incurred as of the effective date of termination, (ii) waived installation charges for Service Components which have not met the applicable minimum retention period (specified in this Attachment or the Service Guide) as of the termination date, (iii) all third party charges incurred by AT&T due to the termination, (iv) the remaining charges associated with any AT&T Equipment and Purchased Equipment, and (v) a Termination Charge equal to 50% of the scheduled payments for each of the months remaining in the applicable Service Period and, for AT&T Managed and Enhanced Managed Services, any additional Termination Charges described in the Schedules to this Attachment.

5.             RESPONSIBILITIES OF THE PARTIES

A.  Customer agrees to be bound by and shall assure that Users comply with the AUP. The AUP details the types of activities that are prohibited by Customer’s or Users’ use of the Service, including but not limited to interfering with or disrupting other network users, network services or network equipment. The AUP may be revised from time to time, and is available for review at http://www.ipservices.att.com/policy.cfm or at such other address as AT&T may specify by posting or email notice. If Customer wishes to be notified of any AUP modification, please visit such address and subscribe to the AUP modification notification service.

B.  The service (including any software and equipment) is not fault-tolerant and is therefore not intended for, and Customer assumes all risk associated with, any application requiring fail-safe performance or where personal injury or death or significant property or environmental damage could result.

C.  Customer is responsible for (i) selecting the Users that Customer permit to access each Service; (ii) implementing appropriate terms, conditions, and measures to ensure that all Users comply with the terms and conditions of this Agreement; (iii) providing, training, copying, installing and distributing any notices or software (and updates, if any) to Users; and (iv) billing and collecting any amounts Customer elects to charge

AT&T and Customer Proprietary AT&T Enterprise Hosting Service Page 2 of 3

AT&T MA Reference No. __________

Users in connection with such Service. Except to the extent that Customer orders help desk services from AT&T, AT&T will not provide support directly to or interface with any User.

D.  Neither party will provide the other with any Content or software that such party knows or should have reason to know contains any virus or destructive element. Each party will notify the other as to the existence of any such virus or destructive element immediately upon discovery thereof, and each party will have the right to take steps it deems appropriate to eliminate the virus or destructive element.

E.  AT&T may perform routine scheduled security maintenance and/or unscheduled security audits of all network connections on Equipment within the Data Center used to provide the Service. AT&T will promptly notify Customer in the event of any disruption of the Service resulting from these security activities.

F.  Except for domain names expressly registered in Customer’s name, all IP addresses, AT&T-based domain names and telephone numbers shall remain, at all times, property of AT&T and shall be non-transferable and Customer shall have no right to use same upon termination or expiration of this Attachment.

G. For AT&T Monitoring Services and Enhanced Managed Services, AT&T may suggest certain performance improvements, modifications or upgrades to enhance the performance of the Service (“Performance Upgrades”). Any such Performance Upgrades are recommendations only and the decision to implement is at Customer’s discretion and risk. Performance Upgrades may have a one-time and/or monthly cost associated with them.

H.  AT&T will use reasonable commercial efforts in providing the Service. However, AT&T does not guarantee network security, the prevention of unauthorized access, the integrity of any data which is backed up, stored or subject to load balancing, or the successful or ongoing registration of any requested domain names.

6.             FACILITIES, EQUIPMENT AND SOFTWARE

A.  All ownership interest in all facilities and associated Equipment provided by a party shall at all times remain with that party. If any Customer Equipment or Customer Software is used to provide the Service, Customer grants AT&T a personal, non-transferable and non-exclusive license to use such Customer Equipment or Customer Software in the manner necessary to provide the Service.

B.  Equipment, if any, will be subject to the terms, conditions and licenses set forth in this Attachment. Customer Equipment shall not be removed, relocated, modified, interfered with, or attached to non-AT&T Equipment by Customer without prior written authorization from AT&T, which authorization will not be unreasonably withheld.

C.  Title to and risk of loss of Purchased Equipment will pass to Customer as of the date the Purchased Equipment is delivered to the Data Center. AT&T retains a purchase money security interest in each item of Purchased Equipment until Customer pays for it in full. Customer agrees to execute financing statements required to enable AT&T to file and perfect AT&T’s security interest in such Purchased Equipment.

D.  Upon sixty (60) days’ prior written notice if for AT&T’s convenience, or with as much notice as may be feasible in the event of an emergency, AT&T may require Customer (at AT&T’s expense) to relocate Equipment to the next nearest Space or Data Center; provided, however, that the site of re-location shall afford comparable environmental conditions and accessibility to Equipment. Customer may provide AT&T sixty (60) days written notice of Customer’s request to relocate Customer Equipment or Equipment, which relocation will be at Customer’s expense.

E. AT&T shall not be responsible for the maintenance or repair of software, facilities, or Equipment that AT&T does not furnish.

F.  All Purchased Equipment and Third Party Software provided under this Attachment is provided on an “as is” basis, except that AT&T will pass through to Customer any warranties available from its Purchased Equipment and Third Party Software suppliers, to the extent that AT&T is permitted to do so under its contracts with those suppliers. In addition, no maintenance, repair or other support is provided for Purchased Equipment or Third Party Software, except as expressly stated in the Service Guide or the terms and conditions provided with the Third Party Software, respectively.

G. If Customer contracts with other companies (“Third Party Vendors”) to provide maintenance services for Customer Equipment and Customer Software, AT&T shall, if Customer requests and provides a letter of agency prior to the Service Activation Date, make reasonable efforts to refer Out-of-Scope Troubles identified by AT&T or Customer to the appropriate Third Party Vendor. Customer shall maintain full responsibility for the performance and costs of the Third Party Vendors. AT&T is not responsible for any adverse impacts on the Services due to a failure of Third Party Vendor(s) to perform maintenance services.

7.             INTELLECTUAL PROPERTY RIGHTS

All Intellectual Property made, conceived or devised by AT&T and provided or made available to Customer shall be and remain the sole and exclusive property of AT&T.

8.             CUSTOMER SPACE USAGE IN THE IDC

A. Client Managed Services may include AT&T Equipment or Customer Equipment collocated in an IDC.

B.    Customer accepts the Space in its “as is” condition and acknowledges that AT&T has no obligation to make alterations, improvements, additions, decorations or changes within the Space, except to the extent required to conform to the standard physical space and electrical power configurations in effect for the IDC.

C. Customer will keep the Space tidy and free of any debris and clutter and will maintain the Space in compliance with any related IDC policies and any governmental laws and regulations, including any fire codes. If Customer fails to do so, AT&T, at Customer’s expense, may take any necessary corrective measures.

D.  Upon termination or expiration of this Attachment, Customer shall leave the Space in as good condition, normal wear and tear excepted, as it was at the Service Activation Date, and Customer shall remove any Customer Equipment and other Customer property from the Space.

E.  Customer shall not make physical alternations or modifications to the Space, without prior written permission from AT&T. AT&T may suspend or terminate, in whole or in part, Customer’s Service or this Attachment immediately upon any such violations.

AT&T and Customer Proprietary AT&T Enterprise Hosting Service Page 3 of 3